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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 1998


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


             Delaware                               76-0506313
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                 Identification No.)


                            950 Echo Lane, Suite 350
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 467-6268
               (Registrant's telephone number including area code)



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ITEM 5.  OTHER EVENTS

         On November 10, 1998, the Company closed an amendment to its Revolving Credit Agreement. The amendment increased the facility from a total of $345 million to a total of $425 million and extended the term from December 2000 to December 2001. The facility consists of two tranches: the floorplan tranche and the acquisition tranche. The floorplan tranche capacity totals $290 million and the acquisition tranche capacity totals $130 million.

ITEM 7.  EXHIBITS

         (c) 10.1 Second Amended and Restated Revolving Credit Agreement, dated as of November 10, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Group 1 Automotive, Inc.

December 11, 1998                  By: /s/ Scott L. Thompson
----------------------                 -----------------------------------------
Date                                   Scott L. Thompson, Senior Vice President,
                                       Chief Financial Officer and Treasurer


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                               INDEX TO EXHIBITS


Exhibit
Number           Description
------           -----------
  10.1           Second Amended and Restated Revolving Credit Agreement, dated as of November 10, 1998.